Exhibit 23.1

HAWKINS ACCOUNTING

Certified Public Accountant                                                                    341 Main Street Salinas, CA  93901

                                                                                                               (831) 759-2480 FAX (831) 759-2482

CONSENT OF THE INDEPENDENT AUDITOR

As the independent auditor for Silicon South, Incorporated, I hereby consent to the incorporation by reference in this Form SB2 Statement of my report, relating to the financial statements and financial statement schedules of Silicon South, Incorporated for the period from the date of inception to July 31, 2000 and 1999 included of Form SB2. The report is dated September 7, 2000.  Also the reviewed financial statements covering the three months periods ending October 31, 2000 and 1999. These reports are dated November 30, 2000.

/s/ Hawkins Accounting